Exhibit 99.1


                     GK Intelligent Systems' Debt Reduction

HOUSTON, TEXAS, August 26, 2003....GK Intelligent Systems, Inc. (OTCBB: GKIG)
announced that it recently reduced outstanding debt previously carried on its books in the amount of $2,652,925. The company is taking this action in accordance with Texas V.T.C.A. Civil Practice & Remedies Code 16.004(a). Under this code, debts incurred over four years prior are no longer enforceable under Texas law.

"GK Intelligent Systems has worked diligently to eliminate its outstanding debt," said Gary Kimmons, President and CEO. "This action, along with others, is part of our program to improve the balance sheet. "

GK Intelligent Systems is a rapidly emerging developer, provider and licensor of proprietary "intelligent" software technology products and supporting technologies designed to personalize nationally-branded products and services, with the objective of improving profitability and fostering higher levels of customer satisfaction and brand loyalty.

Statements in this news release that are not historical facts, including statements about plans and expectations regarding products and opportunities, demand and acceptance of new or existing products, capital resources and future financial results are forward-looking. Forward-looking statements involve risks and uncertainties which may cause the Company's actual results in future periods to differ materially from those expressed. These uncertainties and risks include changing consumer preferences, lack of success of new products, loss of the Company's customers, competition and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission.

For further information, please contact Gary Kimmons at (713) 626-1504.

Visit the GKIS Website at:  http://www.gkis.com/